Exhibit 99.1
FOR IMMEDIATE RELEASE
COEUR ANNOUNCES FILING OF DEFINITIVE PROXY STATEMENT
Special Meeting of Shareholders to Vote on Matters Related to Proposed Acquisition
of Bolnisi and Palmarejo to Be Held on December 3, 2007
Coeur d’Alene, Idaho, October 19, 2007 — Coeur d’Alene Mines Corporation (NYSE: CDE, TSX: CDM) today announced that it has filed a definitive proxy statement regarding the proposed acquisition of Bolnisi Gold NL (ASX: BSG) and Palmarejo Silver and Gold Corporation (TSX-V: PJO). The Company expects to commence mailing the proxy statement and all relevant materials to Coeur shareholders early next week.
A special meeting of the shareholders of Coeur, to consider matters relating to the proposed acquisitions of Bolnisi and Palmarejo, will be held on December 3, 2007 at 9:30 a.m., local time, at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho. Coeur stockholders of record as of the close of business on October 19, 2007 will be entitled to vote at the special meeting. The merger is expected to close in the fourth quarter of 2007.
As previously announced on May 3, 2007, Coeur, Bolnisi, and Palmarejo entered into agreements to merge, which were approved unanimously by their respective Boards of Directors. Pursuant to the agreements, Coeur will acquire all of the shares of Bolnisi, and all the shares of Palmarejo not owned by Bolnisi, in a transaction valued at approximately US$1.1 billion. The combination will create the world’s undisputed leader in silver.
The Board of Directors of Coeur unanimously approved the transaction and the issuance of Coeur common stock, and recommends that all Coeur shareholders vote “FOR” the issuance of Coeur shares in the transaction and the amendment to Coeur’s articles of incorporation to increase the authorized number of Coeur shares. The proposals require the approval of a majority of the Coeur shares that are present or represented by proxy at the shareholder meeting.
Shareholders are encouraged to read the Company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors’ unanimous recommendation that stockholders vote FOR the issuance of Coeur shares in the transaction and the amendment to Coeur’s articles of incorporation to increase the authorized number of Coeur shares.
Coeur shareholders are reminded that their vote is very important regardless of the number of shares of common stock they own. Whether or not shareholders are able to attend the Special Meeting in person, they should complete, sign and date the proxy card and return it in the prepaid and addressed envelope as soon as possible or submit a proxy through the Internet or by telephone as described on the proxy card accompanying the definitive proxy statement.
Shareholders who have questions about the merger or need assistance in submitting their proxy or voting their shares should contact D.F. King & Co., Inc., which is assisting Coeur, toll-free at (800) 901-0068 or (collect) at (212) 269-5550.
About Coeur
Coeur d’Alene Mines Corporation is one of the world’s leading primary silver producers and a growing gold producer. The company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada,

and Tanzania. In 2006, Coeur produced 12.8 million ounces of silver and 116,000 ounces of gold. Cash costs in 2006 were $3.33 per ounce of silver for 2006.
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the terms and conditions of the proposed transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur, Bolnisi or Palmarejo, as the case may be. Operating, exploration and financial data, and other statements in this press release are based on information that Coeur, Bolnisi or Palmarejo, as the case may be, believes is reasonable, but involve significant uncertainties affecting the business of Coeur, Bolnisi or Palmarejo, as the case may be, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q and Palmarejo’s Annual Information Form. Additionally, there are risks that the parties will not proceed with the proposed transaction, that the ultimate terms of the proposed transaction will differ from those that currently are contemplated, and that the proposed transaction will be not be successfully completed for any reason (including the failure to obtain the required approvals or clearances from regulatory authorities). Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur, Bolnisi and Palmarejo disclaim any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur, Bolnisi and Palmarejo undertake no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, Bolnisi and Palmarejo, their financial or operating results or their securities or the proposed transaction.
Additional Information
The definitive proxy statement that Coeur has filed with the United States Securities and Exchange Commission (“SEC”) and Canadian securities regulators and mailed to its shareholders contains information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed transaction and related matters. Shareholders are urged to read the definitive proxy statement carefully, as it contains important information that shareholders should consider before making a decision about the proposed transaction. In addition to receiving the definitive proxy statement from Coeur by mail, shareholders may also obtain the definitive proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the proposed transaction is set forth in the definitive proxy statement. The Coeur shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.
Contact
Director — Investor Relations
Tony Ebersole, 208-665-0777
Senior Vice President — Corporate Development
Mitchell J. Krebs, 888-545-1138
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